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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                          DATE OF REPORT: April 8, 2002
                        (Date of earliest event reported)

                         ------------------------------


                             DAW TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


               UTAH                     0-21818                87-0464280
(State or other jurisdiction     Commission File Number      (I.R.S. Employer
     of incorporation)                                    Identification Number)

         2700 SOUTH 900 WEST
         SALT LAKE CITY, UTAH                                     84119
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (801) 977-3100


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

On April 8, 2002, the Company named Donald K. McCauley as its Chief Financial Officer. BJ Mendenhall, who joined the company as its Chief Financial Officer in August 2000 will continue with the Company as Vice President of Finance and will focus primarily on the implementation and integration of a comprehensive accounting system in the Company's non-U.S. offices. From December 1998 to June 2001, Mr. McCauley was Senior Vice President of Finance and Chief Financial Officer of Accom, Inc., which acquired Scitex Digital Video, Inc., a company at which Mr. McCauley held the same title from October 1995 to December 1998. Mr. McCauley was Vice President of Finance and Chief Financial Officer of ImMIX, Inc. from October 1994 until its acquisition by Scitex Digital, Inc. in September 1995. Prior to that, he was Vice President of Finance and Administration at ImMIX from December 1990 until September 1994. From May 1986 to December 1990 Mr. McCauley was Vice President of Finance and Treasurer of the Grass Valley Group, a subsidiary of Tektronix, and at the same time served as a group controller for Tektronix. Mr. McCauley has also held senior financial executive positions at Robert Bosch Corp. and Bell & Howell. He earned a bachelor's degree in electrical engineering from the University of Utah and an MBA from Northwestern University.

Attached as Exhibit 99.1 is a copy of a press release issued by the Company on April 15, 2002 reporting the hiring of Mr. McCauley.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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EXHIBIT   DESCRIPTION
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
  99.1    Press Release issued by Daw Technologies, Inc. on April 15, 2002

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2002                    DAW TECHNOLOGIES, INC.


                                        By: /s/ Randy K. Johnson
                                            -----------------------------
                                        Name:  Randy K. Johnson
                                        Title: Vice President, Secretary and
                                               General Counsel


                                  EXHIBIT INDEX

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
EXHIBIT NUMBER      DESCRIPTION
    99.1            Press Release

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